SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-A


       For Registration of Certain Classes of Securities
           Pursuant to Section 12(b) or 12(g) of the
                Securities Exchange Act of 1934


                 ENERGY RESEARCH CORPORATION
     (Exact Name Of Registrant As Specified In Its Charter)

       NEW YORK                    06-0853042
   (State of Incorporation)        (I.R.S. Employer
                                   Identification No.)

3 Great Pasture Road, Danbury, Connecticut   06813
(Address of Principal Executive Offices)    (Zip Code)


If this Form relates to the       If this Form relates to the
registration of a class of        Registration of a class of debt
debt securities and is effective  securities and is to become
upon filing pursuant to General   effective simultaneously with
Instruction A(c)(1) please check  the effectiveness of a
the following box.  [ ]           concurrent registration
                                  statement under the Securities
                                  Act of 1933 pursuant to
                                  General Instruction A(c)(2)
                                  please check the following box.
                                  [ ]


     Securities to be registered pursuant to Section 12(b)
                           of the Act:

Title Of Each Class           Name Of Each Exchange On Which
To Be So Registered           Each Class Is To Be Registered

Common Stock, par value         American Stock Exchange
$.0001 per share                -----------------------
------------------

     Securities to be registered pursuant to Section 12(g)
                           of the Act:

                             None
                            ------
                        (Title of Class)



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          INFORMATION REQUIRED IN REGISTRATION STATEMENT
          ---------------------------------------------

Item 1.   Description of Registrant's Securities to be Registered.
------    -------------------------------------------------------

    The description of the Registrant's Common Shares included under the caption "Description of Capital Stock" set forth in the Prospectus contained in the Registration Statement on Form S-1 of the Registrant (Registration No. 33-47233), filed with the Securities and Exchange Commission on April 14, 1992, as amended from time to time, is incorporated herein by reference.


Item 2.        Exhibits.
------         --------

       The securities described herein are to be registered on the American Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions As To Exhibits for Form 8-A have been duly filed with the American
Stock Exchange and are not filed with or incorporated by reference in copies of this Registration Statement filed with the Securities and Exchange Commission:

   1. Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996;

   2. Registrant's Definitive Proxy Statement for the Registrant's Annual Meeting of Stockholders held on April 10, 1996;

   3.  Registrant's Restated Certificate of
       Incorporation and all amendments thereto;

   4.  Registrant's Restated By-laws;

   5.  Specimen certificate of Registrant's Common
       Stock; and

   6. Registrant's Annual Report to Shareholders for the fiscal year ended October 31, 1995.


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                         SIGNATURE
                         ---------

     Pursuant to the requirements of Sections 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 20, 1997         ENERGY RESEARCH CORPORATION



                                  By:  /s/ LOUIS P. BARTH
                                     ---------------------
                                     Louis P. Barth
                                     Senior Vice President and Chief
                                     Financial Officer


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